Eilenberg & Krause llp

11 East 44th Street

19th Floor

New York, New York 10017

Telephone: (212) 986-9700

Facsimile: (212) 986-2399

June 4 , 2019

Acorn Energy, Inc.

1000 N West Street

Suite 1200

Wilmington, DE 19801

Ladies and Gentlemen:

We have acted as counsel to Acorn Energy, Inc. (“Acorn”), a Delaware corporation, in connection with the distribution by Acorn to its stockholders and certain warrant holders (each, a “Securityholder” and collectively, the “Securityholders”), at no charge, of nontransferable subscription rights (“Rights”) to purchase an aggregate of up to $2,400,000 in value of shares of Acorn common stock, par value $0.01per share (the “Common Stock”), at the purchase price per share to be determined by Acorn’s Board of Directors (the “Board”) based upon a discount to the closing price of the Common Stock, as publicly quoted on the OTCQB marketplace, on the record date (the “Record Date”) to be set by the Board prior to the commencement of the offering of the Rights (the “Rights Offering”). Acorn Common Stock is traded on the OTCQB marketplace under the symbol “ACFN.” ARC does not have any outstanding shares other than shares of Common Stock.

In the Rights Offering, each Securityholder will receive, at no charge, one Right to purchase 0.312 shares of Common Stock. No fractional shares will be issued in the Rights Offering. Each Securityholder may, as determined at its respective sole discretion, exercise some or all of its Rights, or elect not to exercise any Rights at all. The purchase price for the shares of Common Stock pursuant to the Rights Offering will be payable in cash. The purchase price must be received by the Rights Offering subscription agent before the expiration of the Rights Offering.

In connection with the Rights Offering, Acorn will enter into a backstop agreement, to become effective as of the Record Date (the “Backstop Agreement”) with Leap Tide Capital Management LLC, Michael Osterer and Gary Mohr (collectively, the “Backstop Purchasers”), pursuant to which each Backstop Purchaser has agreed to exercise in full all of the Rights distributed for the shares of Common Stock beneficially owned by them and their affiliates, and, upon expiration of the Rights Offering, to purchase from the Company (directly or through an affiliate), at the price per share equal to the subscription price, any and all shares of Common Stock that other Securityholders do not subscribe for in the Rights Offering, subject to the respective terms, conditions and limitations of the Backstop Agreement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, solely and entirely upon: (a) the representations and warranties of the parties (each, a “Party” and collectively, the “Parties”) to the respective Rights Offering Documents (as defined below) and (b) certificates of certain of the officers of the Parties, and have assumed, without independent inquiry, the accuracy of such representations, warranties, and certificates.

Acorn Energy, Inc.

June 4 , 2019

In connection with this opinion letter, we have examined originals or copies, or final drafts of the following documents (the “Rights Offering Documents”):

(i) the Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission on May 3, 2019 under the Securities Act of 1933, as amended (the “Registration Statement”), and all exhibits thereto;

(ii) Backstop Agreement; and

(iii) the form of Subscription Agent Agreement by and between Acorn and American Stock Transfer & Trust Company, LLC, in the form filed as an exhibit to the registration (the “Agent Agreement”).

We have also examined such other records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion letter.

In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, papers, statutes, authorities and records as we have deemed relevant or necessary as a basis for the opinions set forth herein. In all such examinations made by us in connection with this opinion letter, we have assumed the genuineness of all signatures, that any signature purported to be made by an attorney-in-fact pursuant to a power of attorney has been effectively made pursuant to a valid power of attorney executed by the principal, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. With your permission, we have assumed that each party to the Backstop Agreement and to the Agent Agreement has the power and authority, corporate or other, to enter into and perform all obligations thereunder, has authorized the execution, delivery and performance of such agreements, has duly executed and delivered such agreements, and will fully comply with the terms of such agreements.

Except as expressly set forth in this opinion letter, we have not undertaken any independent investigation to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations and statements of Acorn and others in connection with the preparation and delivery of this opinion letter.

Acorn Energy, Inc.

June 4 , 2019

This opinion letter is based on the existing provisions, as of the date hereof, of the Internal Revenue Code, as amended, and Treasury regulations issued or currently proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service, and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions on which our opinions are based. This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise you of any changes if there is any change in legal authorities, facts, assumptions, or documents on which this opinion letter is based (including the taking of any action by any party to the documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the assumptions on which we have relied in rendering this opinion letter unless we are specifically engaged to do so in writing. This opinion letter was not written and is not intended to be used and cannot be used by any taxpayer for purposes of avoiding United States federal income tax penalties that may be imposed.

Based on the foregoing and in consideration of such other matters as we have deemed appropriate, we hereby state that each portion of the discussion under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement that is referred to as the opinion of Eilenberg & Krause LLP constitutes our opinion. Our opinion is qualified by the fact that there is a lack of authority directly addressing the application of Section 305 of the Internal Revenue Code of 1986, as amended, to rights offerings, including ones that incorporate backstop agreements by certain stockholders. Due to the lack of any applicable precedent that may be used as reference points, it is not possible for us to quantify the degree of risk that the Internal Revenue Service (“IRS”) or the courts will disagree with our position. We believe that our opinion is consistent with what has been provided in similar transactions but we cannot reasonably predict whether the Internal Revenue Service will decide to challenge this position, despite not having done so in the past.

In rendering our opinion, we do not express any opinion as to any laws other than the federal income tax laws of the United States of America.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the captions “Legal Matters” and “Material U.S. Federal Income Tax Consequences” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Eilenberg & Krause LLP